SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                       8-K

                                 CURRENT REPORT

                      Pursuant to Section 13 or 15d) of the
                         Securities Exchange Act of 1934

             Date of Report (Date of Event Reported): January 26, 1999


                          AGOURON PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)


California                          0-15609                   33-0061928
(State or other jurisdiction    (Commission                  (IRS Employer
of incorporation)                File Number)            Identification Number)

                          10350 North Torrey Pines Road
                           La Jolla, California 92037
                    (Address of principal executive offices)

                                 (619) 622-3000
               (Registrant's telephone number, including area code)


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Item 5.           Other Events.

              Agouron Pharmaceuticals, Inc. ("Agouron" or the "Company"), Warner-Lambert Company, a Delaware corporation ("Warner-Lambert") and WLC Acquisition Corporation, a California corporation and a wholly owned subsidiary of Warner-Lambert ("Merger Sub"), have entered into an Agreement and Plan of Merger, dated as of January 26, 1999 (the "Merger Agreement"), whereby Merger Sub will be merged with and into the Company, with the Company as the surviving entity (the "Merger").

              As a result of the Merger, each outstanding share of Agouron Common Stock will be converted into shares of common stock, par value $1.00 per share, of Warner-Lambert ("Warner-Lambert Common Stock") at an exchange rate equal  to  $60.00  divided  by  the  average  of the  closing  sales  prices  of
Warner-Lambert Common Stock on the New York Stock Exchange Composite Transactions Tape on each of the 10 consecutive trading days up to and including the second immediately preceding trading day prior to the date of Agouron's Stockholders Meeting. In no event will the exchange rate be more than .9300, nor less than .8108, of a share of Warner-Lambert Common Stock for each share of Agouron Common Stock. Each outstanding option for shares of Agouron Common Stock will be converted into options for the number of shares of Warner-Lambert Common Stock that would have been received if such options and warrants had been exercised immediately prior to the Merger.

              The closing of the Merger is subject to certain conditions, including the approval of the common stockholders of the Company and the receipt of customary antitrust clearance.

              Concurrently with the execution and delivery of the Merger Agreement, the Company and Warner-Lambert entered into a Stock Option Agreement (the "Stock Option Agreement"). Under the Stock Option Agreement, Warner-Lambert does not have the right to acquire any shares of Agouron Common Stock unless certain specified events occur. If the option were to become exercisable, Warner-Lambert would be entitled to purchase upon exercise of the option (subject to receipt of necessary regulatory approvals) up to approximately 19.9% of the outstanding shares of Agouron Common Stock. The Stock Option Agreement provides Warner-Lambert with the right, in certain circumstances, to require Agouron to repurchase the option and any shares acquired by exercise of the option and with the right to require Agouron to register the Agouron Common Stock acquired by or issuable upon exercise of the option under the Securities Act of 1933, as amended.

              In connection with the Merger Agreement, the Company's Board of Directors has resolved to amend its Amended and Restated Rights Agreement dated as of November 10, 1998 in order to render the rights issued thereunder inapplicable to the Merger Agreement, the Stock Option Agreement and the transactions contemplated thereby.

              A copy of the press release, dated January 26, 1999, issued jointly by the Company and Warner-Lambert, relating to the above-described transaction is attached as an exhibit to this report and is incorporated herein by reference.



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Item 7.       Financial Statements and Exhibits.

              The following exhibit is filed as a part of this report:

         Exhibit
           NO.                              DESCRIPTION

         99                         Press   Release   of  the   registrant   and
                                    Warner-Lambert   dated   January   26,  1999
                                    regarding the Merger.




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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Dated:   January 28, 1999

                                                   AGOURON PHARMACEUTICALS, INC.


                                                   By
                                                      Peter Johnson
                                                      President and
                                                      Chief Executive Officer

                                  EXHIBIT INDEX

         Exhibit
           NO.                              DESCRIPTION

         99                         Press   Release   of  the   registrant   and
                                    Warner-Lambert   dated   January   26,  1999
                                    regarding the Merger.